Exhibit 10.2

                 EQUITY INTEREST PLEDGE AND SECURITY AGREEMENT


                                    between


               THE PARTIES LISTED ON SCHEDULE 1 ATTACHED HERETO

                                  as Pledgors


                                      and


                           UBS AG, STAMFORD BRANCH,
                            as Administrative Agent

                                  as Pledgee




                         Dated as of November 30, 1999


                                      Page 1

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                 EQUITY INTEREST PLEDGE AND SECURITY AGREEMENT

          EQUITY INTEREST PLEDGE AND SECURITY AGREEMENT, dated as of November 30, 1999 (this "AGREEMENT"), is made by and between the parties listed on
SCHEDULE 1 attached hereto and made a part hereof (each, individually, a "PLEDGOR" and all such Pledgors collectively, the "PLEDGORS"), each having its chief executive office at 225 Broadhollow Road, Melville, New York 11747, to UBS AG, STAMFORD BRANCH, as Administrative Agent, or its assigns ("PLEDGEE") having its principal office at 299 Park Avenue, New York, New York.

                             W I T N E S S E T H:

          WHEREAS, Reckson Services Incorporated (the "BORROWER"), as borrower, and UBS AG, Stamford Branch, as Administrative Agent for the Lenders, and the Lenders listed on the signature pages thereto (together with their successors and assigns, collectively, the "LENDERS") have entered into the Credit Agreement, dated of even date herewith (as the same may be amended, modified or restated, the "CREDIT AGREEMENT"), pursuant to which the Lenders have agreed to make a loan to Borrower in the principal amount of $60,000,000, subject to all the terms and conditions of the Credit Agreement;

          WHEREAS, as set forth on SCHEDULE 2 attached hereto and made a part hereof, each Pledgor is the legal and beneficial owner of a direct equity interest in one or more of the entities set forth on SCHEDULE 2 hereto (each such entity and successor thereof being referred to as a "PLEDGED ENTITY", and collectively as the "PLEDGED ENTITIES"), under and subject to the respective corporate governing documents set forth on SCHEDULE 2 hereto next to such Pledged Entity's name (as each of such agreements may hereafter be amended or otherwise modified from time to time, a "GOVERNING DOCUMENT"); and

          WHEREAS, the Borrower has covenanted to cause the Pledgors to execute and deliver to the Pledgee this Agreement as collateral for the Obligations.

          NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Lenders to enter into the Credit Agreement, the receipt of which is hereby acknowledged, each Pledgor does hereby agree with Pledgee, as follows:

          1. DEFINITIONS. Unless the context otherwise requires, capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement and the following terms shall have the following meanings:

          "CODE" shall mean the Uniform Commercial Code, as enacted in the State of New York, as amended.

          "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "EQUITY INTERESTS" shall mean, collectively, all of each Pledgor's right, title and interest in and to the Pledged Entities, including, without limitation, (a) all of each Pledgor's right, title and interest in, to and under any and all agreements relating to such Pledged Entities or to which such Pledged Entities are a party, (b) any and all rights of first refusal to which Pledgor may be entitled in connection with any Equity Interest or the applicable Governing Documents, and (c) all of Pledgor's right, title and interest in and to the profits, capital, surplus, assets, allocations and distributions under the applicable Governing Documents, both during the term of the applicable Pledged Entity and upon any dissolution or liquidation of the applicable
Pledged Entity, if any shall occur.

          "EVENT OF DEFAULT" shall mean the occurrence of any one or more of the following events:

          (a) Any representation or warranty made by Pledgors contained in this Agreement was false or misleading in any material respect on the date when made; or

          (b) Any Pledgor's failure to comply with, or breach of any term, covenant or agreement contained in Section 4 hereof, if such failure or breach, as the case may be, shall continue for thirty (30) days after notice shall have been given by Pledgee specifying such failure or breach, as the case may be, and requiring such failure or breach, as the case may be, to be remedied; or

          (c) Any Pledgor's failure to comply with, or breach of any material term, covenant or agreement contained in this Agreement (other than as referred to in paragraph (b) above) if such failure or breach, as the case may be, shall continue for thirty (30) days after notice shall have been given by Pledgee specifying such failure or breach, as the case may be, and requiring such failure or breach, as the case may be, to be remedied; or

          (d) The occurrence and continuance beyond any applicable grace periods (if any) of any default under the Credit Agreement.

          "PLEDGED STOCK" shall mean the issued and outstanding capital stock of any Pledged Entity owned by the Pledgors as of the Closing Date, as more particularly described on SCHEDULE 2 hereto and hereafter, all shares of capital stock pledged pursuant to the Credit Agreement, and all options, warrants and other rights to acquire such capital stock.

          "VANTACQ" shall mean VANTACQ, LLC, a Delaware limited liability company.

          "VANTAS" shall mean VANTAS, Incorporated, a Nevada corporation.

          2. GRANT OF SECURITY INTEREST, ETC. As security for the full and punctual payment and performance of the Obligations when due, Pledgors hereby grant and pledge a continuing first priority lien on and security interest in, and, as a part of such grant and pledge, hereby transfer and assign to Pledgee as security, all of the following (the "COLLATERAL") whether now owned or hereafter acquired: (i) the Equity Interests; (ii) any other equity interest(s) now owned or hereafter acquired by any Pledgor in any Pledged Entity which the Pledgors are required to pledge pursuant to the terms of the Credit Agreement (the "ADDITIONAL EQUITY INTERESTS"); (iii) all of Pledgors' right, title and interest in the undated stock powers relating to the Pledged Stock duly executed in blank and (subject to the provisions of Section 8 hereof) all income and profits thereof, all distributions thereon, and all rights and privileges pertaining thereto; (iv) all of any Pledgor's right, title and interest in any of the Pledged Entities, including without limitation: (a) all of each Pledgor's interest in the capital of the Pledged Entities, and each Pledgor's interest in all profits and distributions to which such Pledgor shall at any time be entitled in respect of the Equity Interests and in respect of any Additional Equity Interests; (b) all other payments, if any, due or to become due to each Pledgor in respect of the Equity Interests and in respect of any Additional Equity Interests, under or arising out of any Governing Document, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (c) all of each Pledgor's claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under or arising out of any Governing Document or the ownership of any Equity Interests pursuant thereto and Additional Equity Interests; (d) all present and future claims, if any, of any Pledgor against any Pledged Entities, under or arising out of the applicable Governing Document for monies loaned or advanced, for services rendered or otherwise; and (e) to the extent permitted by applicable law, all of each Pledgor's rights, if any, under any Governing Document or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to the Equity Interests (or any Additional Equity Interests), including any power to terminate, cancel or modify any Governing Documents, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of the Equity Interests and Additional Equity Interests and any Pledged Entities, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of any Pledged Entities, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and (v) to the extent not otherwise included, all proceeds of any or all of the foregoing.

          3. POWERS OF PLEDGORS PRIOR TO AN EVENT OF DEFAULT.

          Prior to the occurrence and continuance of an Event of Default, Pledgors shall be entitled to receive and retain all distributions with respect to the Equity Interests (and any Additional Equity Interests). Notwithstanding anything else herein to the contrary, unless an Event of Default shall have occurred and then be continuing, Pledgors shall be entitled to exercise their respective voting, consent and other rights and remedies under the Governing Documents or other applicable organizational documents, as the case may be, or otherwise with respect to the Equity Interests (and any Additional Equity Interests); PROVIDED, HOWEVER, that no action shall be taken or fail to be taken which could adversely affect Pledgee's rights to the Collateral or the value of the Collateral.

          4. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          Each Pledgor hereby covenants with, and represents and warrants to, Pledgee, as follows:

          (a) Each Pledgor has the full power and authority to acquire, own and pledge that portion of the Equity Interests relating to its ownership interests in the Pledged Entities and to execute and deliver and perform its obligations hereunder.

          (b) The execution and delivery by each Pledgor of this Agreement, each Pledgor's performance of its respective obligations hereunder and the creation of the security interests and liens provided for in this Agreement have been duly authorized by all requisite action on the part of each Pledgor, including the consent of any Person where required, and will not violate any provision of law, any order of any court or other Governmental Authority, the Governing Documents, or any indenture, agreement or other instrument to which any Pledgor is a party, or by which any Pledgor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any lien, of any nature whatsoever upon any of the property or assets of any Pledgor pursuant to any such indenture, agreement or instrument. No Pledgor is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement.

          (c) Each Pledgor owns the percentage equity interest (each such equity interest referred to herein as a "CURRENT EQUITY INTEREST") in the Pledged Entities set forth under each Pledgor's names on SCHEDULE 2 annexed hereto and made a part hereof pursuant to the terms of each Governing Document, and, except as permitted by the Credit Agreement, will at all times hereafter during the term of this Agreement continue to hold its Current Equity Interest in each of the Pledged Entities. No Pledgor has any outstanding options or rights or other agreements to sell or otherwise transfer all or any portion of its respective Equity Interest (or any Additional Equity Interests). In the event that (i) any Pledgor acquires an Additional Equity Interest or (ii) in accordance with the terms of this Agreement any Pledgor transfers all or any portion of any Equity Interest (or Additional Equity Interests), Pledgors agree to enter into an amendment to this Agreement modifying SCHEDULE 2 hereof to account for such change and, in the case of clause (i) above, Pledgors shall provide Pledgee with notice thereof immediately upon any such acquisition.

          (d) Pledgors will defend Pledgee's right, title and interest in and to the Equity Interests and any Additional Equity Interests and in and to the Collateral pledged by it pursuant hereto and in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

          (e) Each Pledgor is the legal and beneficial owner of and has good title to the Equity Interests relating to its ownership interest in the Pledged Entities and in and to the Collateral in which it has granted a security interest pursuant hereto, free and clear of all claims or security interests of every nature whatsoever, except the security interests as are created pursuant to this Agreement. Each Pledgor has the unqualified right to pledge and grant a security interest in the same (and to transfer the same, whether pursuant to foreclosure or otherwise) as herein provided without the consent of any other Person other than any such consent that has been obtained and there are no restrictions upon the exercise of the voting rights associated with, or the transfer of, any of the Pledged Stock.

          (f) The Equity Interests have been validly acquired by Pledgors and are duly and validly pledged hereunder. All consents and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been obtained.

          (g) Each Pledgor agrees that it will not mortgage, encumber, pledge or grant a security interest in, any of the Collateral or any interest therein, or suffer or permit any of the same to occur or exist, except as expressly permitted in this Agreement or the Credit Agreement, and any mortgage, pledge, encumbrance or security interest whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of Pledgee, shall forthwith be canceled or satisfied by an appropriate instrument in writing. Any sale, assignment or transfer of the Collateral shall be made in accordance with the provisions of the Credit Agreement. Without limiting the generality of the foregoing, Pledgors will, within thirty (30) days after Pledgors have actual notice thereof, discharge or cause to be discharged as a lien of record by payment or filing of the bond required by law, or otherwise, any judgment, tax or other involuntary liens filed or otherwise asserted against the Collateral, and any proceedings for the enforcement thereof; PROVIDED, HOWEVER, so long as no Event of Default shall have occurred and be continuing here under, Pledgors shall have the right to contest in good faith and with reasonable diligence the validity of any such judgment, liens or tax or other such involuntary liens upon the filing of such bond or, if no such bond is required by law to be filed, establishing reserves in accordance with GAAP. If Pledgors fail to so discharge or bond or contest liens in the manner provided above, then Pledgee may, but shall not be required to, procure the release and discharge of any such lien and any judgment or decree thereon, and in furtherance thereof may effect any reasonable settlement or compromise or furnish any security or indemnity as may be required. Pledgors shall reimburse Pledgee, upon demand, for any reasonable amounts expended by Pledgee in connection with the provisions of this Paragraph (g), and all amounts expended by Pledgee hereunder shall be secured by this Agreement. In settling, compromising or arranging for the discharge of any liens under this Paragraph (g), Pledgee shall not be required to establish or confirm the validity or amount thereof.

          (h) The chief executive office of each Pledgor, and the principal place where the records of each Pledgor concerning the Collateral are kept, is 225 Broadhollow Road, Melville, New York 11747. No Pledgor shall change such chief executive office or remove such records unless such Pledgor shall provide Pledgee with written notice thereof within fifteen (15) days after such change (but in any event, within the period required pursuant to the Code) and there shall have been taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee hereunder at all times fully perfected and in full force and effect. No Pledgor shall change its name unless such Pledgor shall have given Pledgee written notice thereof within fifteen (15) days after such change (but in any event, within the period required pursuant to the Code) and shall have taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee in the Collateral granted hereunder at all times fully perfected and in full force and effect.

          (i) Giving effect to the aforesaid grant and assignment to Pledgee, Pledgee has, as of the date of this Agreement, and as to Collateral acquired from time to time after the date hereof, shall have, a valid, perfected and continuing first priority lien upon and security interest in the Collateral; PROVIDED, HOWEVER, that no representation or warranty is made with respect to the perfected status of the security interest of Pledgee in the proceeds of Collateral consisting of "cash proceeds" or "non-cash proceeds" as defined in the Code except if, and to the extent, the provisions of Section 9-306 of the Code shall be complied with.

          (j) There are no financing statements under the Code covering any or all of the Collateral and no Pledgor will, without the prior written consent of Pledgee, execute and, until payment in full of all of the Obligations, there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Collateral, except financing statements filed or to be filed in favor of Pledgee as secured party.

          (k) Each of the Governing Documents have been duly executed and delivered by the Pledgor(s) which is/are a party(ies) thereto and constitutes the legal, valid and binding obligation of such Pledgor(s), enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. No Pledgor is in default under or with respect to, nor has any Pledgor received any notice alleging any default that remains uncured under or with respect to, such Pledgor's obligations under any Governing Documents.

          (l) Each of the Governing Documents delivered to Pledgee is a true, correct and complete copy of a signed copy thereof of the complete and entire Governing Document in effect on the date hereof and has not, as of the date hereof, been further modified or amended.

          (m) Pledgors shall deliver to Pledgee a copy of each notice of default given or received by them under any Governing Document, promptly, but in any event within ten (10) days after, any Pledgor gives or receives such notice.

          (n) Except as permitted by the Credit Agreement, no Pledgor shall withdraw as a shareholder of any of the Pledged Entities, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of any of the Pledged Entities or seek a partition of any property of the Pledged Entities.

          (o) Except as permitted by the Credit Agreement, no Pledgor shall terminate or agree to terminate or amend or modify, or agree to amend or modify, any Governing Documents or waive compliance with any provision of any Governing Documents with out the prior written consent of Pledgee in each instance.

          (p) None of the Collateral is, as of the date of this Agreement, and as to Collateral which arises from time to time after such date will be, evidenced by any instrument, note or chattel paper except such as have been or will be duly endorsed to Pledgee or in blank, and delivered to Pledgee by Pledgors simultaneously with the creation thereof.

          (q) Each Pledgor shall, at its sole cost and expense, keep, observe, perform and discharge, duly and punctually, all and singular the obligations, terms, covenants, conditions, representations and warranties of the Governing Documents to which it is a party on the part of the applicable Pledgor to be kept, observed, performed and discharged. Pledgors shall hold Pledgee harmless and indemnify it against any cost or expense (including reasonable attorneys' fees and disbursements) that Pledgee may incur or sustain by reason of the failure on any Pledgor's part to so perform and observe any Governing Document or to satisfy, perform and observe such conditions thereunder.

          (r) All the shares of the Pledged Stock have been duly and validly issued, are fully paid and non-assessable. Except as set forth on SCHEDULE 3 attached hereto and made a part hereof, none of the Pledged Entities has outstanding any options or rights or other agreements to issue stock or other equity interests not outstanding on the date hereof or to sell or otherwise transfer all or any portion of any interests in any of such Pledged Entities.

          (s) The Pledged Stock is not listed on any recognized stock exchange in the United States of America.

          5. INTENTIONALLY OMITTED.

          6. DISTRIBUTIONS.

          (a) Subject to the terms of the Credit Agreement, unless an Event of Default shall have occurred and be continuing, Pledgors at any time may receive and retain all distributions or dividends with respect to its interest in the capital or profits or other cash distributions or dividends, liquidating or otherwise, with respect to the Equity Interests (and any Additional Equity Interests).

5          (b) If Pledgor at any time shall be entitled to receive any cash distributions or dividends with respect to the Equity Interests and/or any Additional Equity Interests or otherwise pursuant to any Governing Document, all such amounts shall, immediately upon receipt by any Pledgor, be remitted to Pledgee for application to the Obligations and until so remitted shall be received and held by Pledgor in trust for Pledgee. In the event a non-cash distribution or dividends shall be paid or made to any Pledgor, such Pledgor shall receive the same in trust for the sole purpose of forthwith delivering the same in kind (appropriately endorsed) to Pledgee, subject to the terms hereof, to be added to the Collateral hereunder.

          If any Pledgor shall become entitled to receive or shall receive from any Pledged Entity any instrument, certificate, option or right, as an addition to and in respect of, in substitution of, or in exchange for, that portion of the Equity Interests (and/or any Additional Equity Interests) relating to its ownership interest in the Pledged Entities or any part of any of the foregoing, such Pledgor shall hold the same as the agent and in trust for Pledgee, and shall deliver it forthwith to Pledgee in the exact form received, with such Pledgor's endorsement or assignment or other instrument as Pledgee may reasonably deem appropriate, to be held by Pledgee, as further Collateral for the Obligations.

          7. APPLICATION OF COLLATERAL. All proceeds of any Collateral now or at any time hereafter received or retained by Pledgee pursuant to the provisions of this Agreement (including, without limitation, any proceeds from the sale of all or any portion of the Equity Interests (and/or any Additional Equity Interests) and all distributions, liquidating and otherwise, received by Pledgee in respect of the Equity Interests (and/or any Additional Equity Interests) shall, after an Event of Default and acceleration of the Loans, be applied by Pledgee to the Obligations in the priority set forth in the Credit Agreement, and, if after all of the Obligations shall have been paid in full, any surplus then remaining shall be paid to Pledgors.

          8. REMEDIES. If an Event of Default shall occur and then be continuing:

          (a) Pledgee, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the Code, at any time and from time to time, (i) cause any or all of the Equity Interests (and/or any Additional Equity Interests) to be registered in or transferred into the name of Pledgee or into the name of a nominee or nominees, or designee or designees, of Pledgee; and/or (ii) sell, resell, assign and deliver, in its sole discretion, any or all of the Collateral or any other collateral security for the Obligations (whether in whole or in part and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery as Pledgee may deem appropriate in a commercially reasonable manner, and in connection therewith Pledgee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Collateral are being purchased for investment only, Pledgors hereby waiving and releasing any and all equity or right of redemption. If all or any of the Collateral is sold by Pledgee upon credit or for future delivery, Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Pledgee may resell such Collateral. It is expressly agreed that Pledgee may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral, PROVIDED, HOWEVER, that such partial exercise shall in no way restrict or jeopardize Pledgee's right to exercise its rights with respect to all or any other portion of the Collateral at a later time or times.

          (b) Pledgee may exercise, either by itself or by its nominee or designee, in the name of Pledgors, all of the rights, powers and remedies granted to Pledgee in Section 2 hereof in respect of the Governing Documents, the Equity Interests (and/or any Additional Equity Interests), the Pledged Entities, and the other Collateral, and may exercise and enforce all of Pledgee's rights and remedies hereunder and under law. Such rights and remedies shall include, without limitation, the right to exercise all voting, consent and other rights relating to the Equity Interests (and/or any Additional Equity Interests) whether in the name of any Pledgor or otherwise.

          (c) Pledgee may exercise all of the rights and remedies of a secured party under the Code.

          (d) Without limiting any other provision of this Agreement, and without waiving or releasing Pledgors from any obligation or default hereunder, Pledgee shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure such Event of Default or cause any term, covenant, condition or obligation required under this Agreement, the Credit Agreement, the Notes or any Governing Documents, to be performed or observed by any Pledgor, to be promptly performed or observed on behalf of any Pledgor or to protect the security of this Agreement. All amounts advanced by, or on behalf of, Pledgee in exercising its rights under this
     Section 8 (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the rate set forth in Section 5.1(d) of the Credit Agreement (the "DEFAULT RATE"), shall be payable by Pledgors to Pledgee upon demand and shall be secured by this Agreement.

          9. ATTORNEY-IN-FACT.

          (a) Each Pledgor hereby irrevocably authorizes and empowers Pledgee and its successors and/or assigns and transfers unto Pledgee, and constitutes and appoints Pledgee its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Pledgee may deem necessary or advisable to accomplish the purposes hereof. With out limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event or Default, Pledgee shall have the right to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgors under the Governing Documents or with respect to the Pledged Stock, including, without limitation, any power to subordinate, terminate, cancel or modify any Governing Documents or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor which, in the opinion of Pledgee, may be necessary or appropriate to be given, furnished, made, exercised or taken under any Governing Documents or with respect to the Pledged Stock in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by any Pledgor there under or to enforce any of any Pledgor's rights thereunder or with respect to the Pledged Stock. Pledgee may, during the continuation of an Event of Default, without notice to, or assent by, any Pledgor or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of Pledgor or in the name of Pledgee, notify any other party to any Governing Documents to make payment and performance directly to Pledgee; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Pledgors, or claims of any Pledgor, under any Governing Documents or with respect to the Pledged Stock; file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Pledgee necessary or advisable for the purpose of collecting upon or enforcing any Governing Documents or with respect to the Pledged Stock; execute and file proof claim for the full amount of any Collateral and vote such claims for the full amount thereof (x) for or against proposal or resolution, (y) for a trustee or trustees or for a receiver or receivers or for a committee of creditors and/or (z) for the acceptance or rejection of any proposed arrangement, plan or reorganization, composition or extension, and Pledgee or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release Collateral; and execute any instrument and do all other things deemed necessary and proper by Pledgee to protect and preserve and realize upon the Collateral and the other rights contemplated hereby. This power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Pledgors in respect of the Equity Interests (and/or any Additional Equity Interests) to any other Person are hereby revoked.

          (b) Further, without limiting the generality of the foregoing, Pledgee, after the occurrence and during the continuation of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to any Pledgor representing any interest, payment of principal or other distribution payable in respect of the Collateral or any part thereof, and for and in the name, place and stead of such Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of the Equity Interests (and/or any Additional Equity Interests) or any other property which is or may become a part of the Collateral hereunder.

          10. SALES OF COLLATERAL. No demand, advertisement or notice, all of which are hereby expressly waived by Pledgors, shall be required in connection with any sale or other disposition of all or any part of the Collateral, except that Pledgee shall give Pledgors at least ten (10) days' prior written notice of the time and place of any public sale or of the time and the place where any private sale or other disposition is to be made, which notice Pledgors hereby agree is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Pledgee may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Collateral of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Pledgee (or its nominee or designee) may purchase any or all of the Collateral being sold, free and clear of and discharged from any trusts, claims, equity or right of redemption of any Pledgor all of which are hereby waived and released to the extent permitted by law, and may make payment there for by credit against any of the Obligations in lieu of cash or any other obligations. In the case of all sales of the Collateral, public or private, Pledgors will pay all costs and expenses of every kind for sale or delivery, including, without limitation, brokers' and reason able attorneys' fees and disbursements and any stamp, transfer or other tax imposed thereon. However, the proceeds of sale of Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Pledgee shall apply any residue to the payment of the Obligations.

          11. SECURITIES ACT OF 1933, ETC. Pledgors recognize that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If, at the time of any sale of Collateral, the same or any part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, Pledgee, in its sole and absolute discretion, is hereby authorized to sell such Collateral or such part thereof by private sale in such manner and under such circumstances as Pledgee may reasonably deem necessary or advisable in order that such sale may legally be effected without registration. Each Pledgor acknowledges that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sales, and agrees that Pledgee has no obligation to delay the sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. Each Pledgor agrees that private sales made under the foregoing circumstances shall not, because so made, be deemed to have been made in a commercially unreasonable manner.

          12. WAIVERS; MODIFICATIONS. No delay on the part of Pledgee in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be discharged, changed, waived, modified or varied in any manner unless in a writing duly signed by the parties hereto.

          13. REMEDIES CUMULATIVE. All rights and remedies afforded to Pledgee by reason of this Agreement are separate and cumulative remedies, and shall be in addition to all other rights and remedies in favor of Pledgee existing at law or in equity or otherwise. No one of such remedies, whether or not exercised by Pledgee, shall be deemed to exclude, limit or prejudice the exercises of any other legal or equitable remedy or remedies available to Pledgee.

          14. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) addressed to Pledgors at the address provided on the first page of this Agreement, Attention: Jason Barnett, with a copy to:
Brown & Wood, One World Trade Center, New York, New York 10048, Attention:
Jeffrey Feigelson, Esq.; and addressed to Pledgee at the address provided on this first page of this Agreement, Attention: David Goldman, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Martha Feltenstein, Esq., Telephone: (212) 735-2272, Telecopy:
(212) 735-2000; or in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective
(i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 14.

          15. JURISDICTION, ETC. Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Pledgor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts. Each Pledgor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Pledgor at its address set forth in Section 14 hereof. Each Pledgor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Pledgee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Pledgor in any other jurisdiction.

          16. SUCCESSORS AND ASSIGNS. This Agreement, and all representations, warranties and covenants of Pledgors made herein, shall be binding upon and inure to the benefit of each Pledgor and its respective successors and assigns, provided that nothing in this Section 16 shall be deemed to constitute the consent of Pledgee to any transaction in this Agreement elsewhere not permitted. This Agreement shall be binding upon and shall inure to the benefit of Pledgee and its successors and assigns.

          17. PLEDGEE NOT BOUND.

          (a) Nothing herein shall be construed to make Pledgee liable as a partner of any Pledged Entity, and Pledgee, by virtue of this Agreement or other wise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a partner of any Pledged Entity. The parties hereto expressly agree that, unless and until Pledgee shall become the absolute owner of all or any portion of the Equity Interests (and/or any Additional Equity Interests) pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture between Pledgee and any Pledgor.

          (b) Pledgee, by accepting this Agreement, does not intend to become a partner of any Pledged Entity or any Pledgor or otherwise be deemed to be a co-venturer with respect to any Pledged Entity or any Pledgor either before or after an Event of Default shall have occurred. Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a partner of any Pledged Entity or of any Pledgor.

          (c) Pledgee shall not be obligated to perform or discharge any obligation of Pledgors as a result of the collateral assignment hereby effected.

          (d) The acceptance by Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

          18. ACTS OF PLEDGEE. All Collateral at any time delivered to Pledgee pursuant hereto shall be held by Pledgee subject to the terms, covenants and conditions set forth in this Agreement. Neither Pledgee nor any of Pledgee's directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Collateral, except for such party's or parties' own gross negligence or willful misconduct. Pledgee shall be entitled to rely in good faith upon any writing or other document, telegram or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and, with respect to any legal matter, Pledgee may rely in acting or in refraining from acting upon the advice of counsel selected by it concerning all matters hereunder. Each Pledgor hereby agrees to indemnify and hold harmless Pledgee, its successors and as signs, and any of Pledgee's directors, officers, agents, and employees and their respective successors and as signs (collectively, the "INDEMNIFIED PARTIES") from and against any and all claims, demands, losses, judgments and liabilities arising out of or resulting from the sale or disposition of all or a portion of the Collateral, including, without limitation, the Equity Interests (and/or any Additional Equity Interests), together with interest on such sums at the Default Rate, from the date such expenses were paid by Pledgee to the date of payment to Pledgee of such sums. In any action to enforce this Agreement, the provisions of this
Section 18 shall, to the extent permitted by law, prevail notwithstanding any provision of applicable law respecting the recovery of costs, disbursements and allowances to the contrary.

          19. CUSTODY OF COLLATERAL; NOTICE OF EXERCISE OF REMEDIES. Pledgee shall not have any duty as to the collection or protection of the Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of any thereof actually in its possession. Each Pledgor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein or required by provision of law which may not be waived, hereby waives any and all notices or demands with respect to any exercise by Pledgee of any rights or powers which it may have or to which it may be entitled with respect to the Collateral.

          20. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall continue in full force and effect in accordance with its remaining terms.

          21. FURTHER ASSURANCES. Each Pledgor agrees to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee from time to time may reasonably require or deem advisable to carry into effect this Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder. Each Pledgor hereby agrees to sign and deliver to Pledgee financing statements, in form accept able to Pledgee, as Pledgee may from time to time reasonably request or as are necessary in the opinion of Pledgee to establish and maintain a valid and perfected security interest in the Collateral and to pay any filing fees relative thereto. Each Pledgor also authorizes Pledgee, to the extent permitted by law, to file such financing statements without the signature of such Pledgor and further authorizes Pledgee, to the extent permitted by law, to file a photographic or other reproduction of this Agreement or of a financing statement in lieu of a financing statement.

          22. HEADINGS. The Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          23. RELEASE. Pledgee agrees to release its security interest in all or any part of the Collateral, as the case may be, upon satisfaction of all of the following conditions precedent:

          (a) That the documents to effect such release be prepared by Pledgors' counsel, in form and sub stance reasonably satisfactory to Pledgee, at the expense of Pledgors;

          (b) That the Obligations secured by the pledge of that portion of the Collateral to be released shall have been fully paid;

          (c) That (i) all costs, fees, expenses and other sums paid or incurred by or on behalf of Pledgee in exercising any of its rights, powers, options, privileges and remedies hereunder or under the Credit Agreement, including, without limitation, reasonable attorneys' fees and disbursements, and (ii) any and all other obligations and liabilities of Pledgors to Pledgee arising out of or in connection with or otherwise related to this Agreement shall have been fully paid; and

          (d) There shall be remaining, after giving effect to such release, at least 0.41667 shares of VANTAS pledged to the Pledgee hereunder for every dollar of Loans outstanding as of the date of such release.

          Any release of a portion of the Collateral hereunder shall be made on a PRO RATA basis in accordance with the amount of Obligations secured by such Collateral. Any such release and any documents delivered to confirm the same shall expressly provide that such release is made without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral or its interest therein). If the Collateral is so released, Pledgee, at the request and sole cost and expense of Pledgors will execute and deliver to Pledgors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver, without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Collateral or its interest therein), to Pledgors such of the Collateral as may be in the possession of Pledgee and as has not theretofore been sold or other wise applied or released pursuant to this Agreement, together with any moneys at the time held by Pledgee hereunder and not applied to the payment of the Obligations. Notwithstanding the foregoing, the Pledgor may obtain a release of (x) up to 759,943 shares of Capital Stock of VANTAS without complying with the provisions of clause (b) above so long as such shares are transferred by Pledgor to Vantacq immediately after such release, and (y) the Collateral consisting of the equity interests in Vantacq pledged hereunder without complying with the provisions of clause (b) above so long as the Pledgor shall have delivered the Vantacq Loan Documents to Pledgee in accordance with the terms of the Credit Agreement.

          24. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within such State and without regard to the conflicts or choice of laws rules of such State. This Agreement, together with the Credit Agreement and the other Loan Documents, set forth the entire understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, whether oral or written, relating thereto.

          25. MISCELLANEOUS.

          (a) In enforcing any rights hereunder or under the Credit Agreement, Pledgee shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, each Pledgor hereby waives and releases any right to a marshalling of assets or a sale in inverse order of alienation.

          (b) Whenever any payment or performance of any obligation hereunder shall be due on a day which is not a Business Day, such payment or performance shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the time period within which such payment may be made or performance rendered without an Event of Default occurring hereunder.

          (c) Except as set forth in Section 14.15 of the Credit Agreement, each Pledgor hereby waives any claim for monetary damages against Pledgee which it may have based on any assertion that Pledgee has unreasonably withheld or unreasonably delayed any determination, consent or approval hereunder, and each Pledgor agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment with respect thereto. In the event of such a determination in favor of any Pledgor(s) in an action or proceeding seeking only the relief permitted hereunder, the requested determination, consent or approval shall be deemed to have been granted. However, Pledgee shall have no liability to any Pledgor for its refusal or failure to give such determination, consent or approval.

          (d) Pledgee agrees at any time and from time to time upon not less than ten (10) Business Days' prior notice by Pledgors to execute, acknowledge and deliver to Pledgors or any other party specified by Pledgors a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications), and stating whether or not to the best knowledge of Pledgee there is a continuing Event of Default, and, if so, specifying each such Event of Default.

          (e) Each Pledgor agrees at any time and from time to time upon not less than ten (10) Business Days' prior notice by Pledgee to execute, acknowledge and deliver to Pledgee, or any other party specified by Pledgee, a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications) and stating whether or not to the best knowledge of Pledgors there is a continuing Default or Event of Default, and, if so, specifying each such Event of Default.

                          [THE REMAINDER OF THIS PAGE
                         IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in the City of New York as of the day and year first above written.

                                           PLEDGORS:

                                           RECKSON SERVICE INDUSTRIES, INC.


                                           By:    _____________________
                                                  Name:
                                                  Title:

                                           RSI-OSA HOLDINGS, INC.


                                           By:    _____________________
                                                  Name:
                                                  Title:

                                           RSI ONSITE HOLDINGS LLC

                                           By:    Reckson Service Industries,
                                                  Inc., its managing member


                                                  By:    _____________________
                                                         Name:
                                                         Title:

                                           RSI I/O HOLDINGS, INC.


                                           By:    _____________________
                                                  Name:
                                                  Title:

                                           RECKSON OFFICE CENTERS, LLC

                                           By:    RSI I/O Holdings, Inc.,
                                                  its managing member


                                                  By:    _____________________
                                                         Name:
                                                         Title:

                                           PLEDGEE:

                                           UBS AG, STAMFORD BRANCH, as
                                           Administrative Agent for the Lenders


                                           By:    _____________________
                                                  Name:
                                                  Title:



                                           By:    _____________________
                                                  Name:
                                                  Title:



                                  SCHEDULE 1

                               LIST OF PLEDGORS


NAME:                                       STATE OF FORMATION/INCORPORATION:
-----                                       ---------------------------------
Reckson Service Industries, Inc.            Delaware
RSI-OSA Holdings, Inc.                      Delaware
RSI OnSite Holdings, LLC                    Delaware
RSI I/O Holdings, Inc.                      Delaware
Reckson Office Centers LLC                  Delaware



                                  SCHEDULE 2

                          LIST OF OWNERSHIP INTERESTS


Name of Pledged Entity     Current Equity Interest    Governing Documents
                           and the Holder Thereof

VANTAS, Incorporated, a    4,694,560 shares of        Amended and Restated Arti-
Nevada corporation         Series A Convertible       cles of Incorporation
                           Preferred Stock owned
                           by RSI I/O Holdings,       Fifth Amended and Restated
                           Inc. which are convert-     Certificate of Designation
                           ible to common shares      of VANTAS Incorporated
                           representing ___% of
                           the equity interests in    Second Amended and Restated
                           such company               Certificate of Designation
                                                      of VANTAS Incorporated
                           626,202 shares of Series
                           B Convertible Pre-         Amended and Restated Cer-
                           ferred Stock owned by      tificate of Designation of
                           RSI I/O Holdings, Inc.     VANTAS Incorporated
                           which are convertible
                           to common shares repre-    Amended and Restated Cer-
                           senting ___% of the        tificate of Designation of
                           equity interests in        VANTAS Incorporated
                           such company
                                                      Certificate of Designation
                           1,318,633 shares of        of VANTAS Incorporated
                           Series C Convertible
                           Preferred Stock owned      Restated By-Laws
                           by Reckson Office Cen-
                           ters LLC which are con-
                           vertible to common
                           shares representing
                           ___% of the equity in-
                           terests in such company

                           3,711,287 shares of Series
                           D Convertible Preferred
                           Stock owned by RSI I/O
                           Holdings, Inc. which are
                           convert ible to common
                           shares representing ___%
                           of the equity interests in
                           such company

                           143,101 shares of Series D
                           Convertible Preferred
                           Stock owned by Reckson
                           Office Centers LLC which
                           are convertible to common
                           shares representing ___%
                           of the equity interests in
                           such company

                           719,184 shares of Common
                           Stock owned by RSI I/O
                           Holdings, Inc.




OnSite Access, Inc.,       8,859,315 shares of        Certificate of Incorpora-
a Delaware corporation     Series B Redeemable        tion
                           Preferred Stock owned
                           Preferred Stock owned
                           by RSI OnSite Holdings     By-Laws
                           LLC

                           4,511,473 shares of
                           Series C Convertible
                           Preferred Stock owned by
                           RSI OnSite Holdings LLC
                           which are convertible to
                           common shares representing
                           ___% of the equity
                           interests in such company

                           5,869,000 shares of Series
                           A Convertible Preferred
                           Stock owned by RSI-OSA
                           Holdings, Inc. which are
                           convertible to common
                           shares representing ___% of
                           the equity interests in
                           such company

                           2,597,396 shares of Common
                           Stock owned by RSI-OSA
                           Holdings, Inc.

RSI OnSite Holdings LLC    100% of membership         Certificate of Formation,
                           interests                  as amended

                                                      Operating Agreement

RSI-OSA Holdings Inc.      100 shares of Common       Certificate of Incorpora-
                           Stock (100% of all issued  tion, as amended
                           & outstanding shares)
                                                      By-Laws

RSI I/O Holdings, Inc.     100 shares of Common       Certificate of Incorpora-
                           Stock (100% of all issued  tion, as amended
                           & outstanding shares)
                                                      By-Laws

Reckson Office Centers     100% of membership         Certificate of Formation,
LLC                        interests                  as amended

                                                      Operating Agreement

VANTACQ, LLC               100% of membership         Certificate of Formation,
                           interests                  as amended

                                                      Operating Agreement

                                  SCHEDULE 3

                           OUTSTANDING STOCK OPTIONS
                          AND SHAREHOLDER AGREEMENTS

                 (See Schedule 7.1-C of the Credit Agreement)